Exhibit 99.1

NasdaqGM:CECE	NEWS RELEASE

CECO ENVIRONMENTAL REPORTS

FOURTH QUARTER AND FISCAL 2009 FINANCIAL RESULTS

CINCINNATI, OHIO, March 11, 2010—CECO Environmental Corp. (NasdaqGM:CECE), a leading provider of industrial ventilation and pollution control systems, today announced fourth quarter and full year financial results for the period ended December 31, 2009.

Financial highlights for the fourth quarter of 2009 compared to the fourth quarter of 2008 include:

Net sales from continuing operations were $36.6 million in 2009 as compared to $53.8 million in 2008;

Gross profit from continuing operations was $7.9 million in 2009 as compared to $15.0 million in 2008;

Selling and administrative expenses in 2009 decreased by $2.5 million to $7.1 million as compared to $9.6 million in 2008;

Operating loss from continuing operations was $16.5 million in 2009 as compared to operating income of $4.8 million in 2008. Operating loss in 2009 included a goodwill impairment charge of $17.1 million as compared to no impairment charge in 2008;

Net loss was $14.1 million in 2009 as compared to net income of $3.4 million in 2008. Excluding the goodwill adjustment, the non-GAAP net income in 2009 would have been $0.2 million;

Net loss per diluted share was $0.97 in 2009 as compared to net income of $0.19 in 2008. Excluding the goodwill impairment adjustment, the non-GAAP earnings per share in 2009 would have been $0.02 per share.

Financial highlights for the twelve months ended December 31, 2009 compared to twelve months ended December 31, 2008 include:

Net sales from continuing operations was $139.0 million in 2009 as compared to $183.2 million in 2008;

Gross profit from continuing operations was $30.9 million in 2009 as compared to $42.3 million in 2008;

Selling and administrative expenses in 2009 decreased by $2.7 million to $28.9 million as compared to $31.6 million in 2008;

Operating loss from continuing operations was $15.8 million in 2009 as compared to operating income of $9.2 million in 2008. Operating loss in 2009 included a goodwill impairment charge of $17.1 million as compared to no impairment charge in 2008;

Net loss was $15.0 million in 2009 as compared to net income of $5.0 million in 2008. Excluding the goodwill impairment adjustment, the non-GAAP net loss in 2009 would have been $0.7 million;

Net loss per diluted share was $1.06 in 2009 as compared to net earnings per diluted share of $0.30 in 2008. Excluding the goodwill impairment adjustment, the non-GAAP loss per diluted share in 2009 would have been $0.05.

Backlog as of December 31, 2009 was $66 million compared to $68 million as of December 31, 2008.

Total debt decreased to $13.5 million from $26.7 million.

“We are pleased that the aggressive cost cutting measures that were taken to streamline our operations in response to the difficult economic conditions and turbulent markets in 2009 have shown positive results. Not including the non-cash goodwill impairment charge, we would have generated positive operating income for the quarter,” commented Jeff Lang, CECO’s Chief Executive Officer. “I am very excited about CECO’s future and believe that our excellent business fundamentals, portfolio companies and the increasing demand for environmental air pollution products and services worldwide will allow us to achieve significant shareholder value.”

CECO will hold a conference call to discuss its 2009 fourth quarter and year end results on Thursday, March 11, 2010 at 8:30 a.m. Eastern Standard Time.

Dial in number: 866.804.6926

International: 857.350.1672

Passcode: 12775666

ABOUT CECO ENVIRONMENTAL

CECO Environmental Corp. is North America’s largest independent air pollution control company. CECO provides a wide spectrum of air quality services and products including: industrial air filters, environmental maintenance, monitoring and management services, and air quality improvements systems. CECO is a full-service provider to the steel, military, aluminum, automotive, ethanol, aerospace, electric power, semiconductor, chemical, cement, metalworking, glass, foundry and virtually all industrial process industries.

For more information please visit the Company’s website at http://www.cecoenviro.com

Contact:

Corporate Information

Phillip DeZwirek, CECO Environmental Corp. Email: investors@cecoenviro.com

1-800-606-CECO (2326)

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All forward-looking statements are subject to certain risks, uncertainties and assumptions. These risks and uncertainties, which are more fully described in CECO’s Annual and Quarterly Reports filed with the Securities and Exchange Commission, include changes in market conditions in the industries in which the Company operates. Should one or more of these risks or uncertainties materialize, or should the assumptions prove incorrect, actual results may vary in material aspects from those currently anticipated.

CECO Environmental Corp.

Condensed Consolidated Statement of Income

(In thousands, except per share data)

Results for all periods presented have been reclassified to segregate the discontinued operations of H.M. White

	Three months ended		Twelve months ended
	12/31/2009	12/31/2008	12/31/2009	12/31/2008
Net sales	$36,589	$53,829	$138,985	$183,249
Cost of sales	28,744	38,827	108,043	140,946

Gross profit	7,845	15,002	30,942	42,303
Selling & administrative	7,110	9,593	28,903	31,588
Amortization	141	569	759	1,551
Goodwill impairment charge	17,110	0	17,110	0

Operating (loss) income	(16,516)	4,840	(15,830)	9,164
Other (expense) income	(214)	960	(760)	960
Interest (expense)	(286)	(433)	(1,321)	(1,479)

Income (loss) before tax	(17,016)	5,367	(17,911)	8,645
Income tax (benefit) expense	(2,831)	1,690	(3,144)	2,969

Net income (loss) from continuing operations	(14,185)	3,677	(14,767)	5,676
Net income (loss) discontinued operations net of tax	101	(317)	(265)	(666)

Net (loss) income	$(14,084)	$3,360	$(15,032)	$5,010

Per share data;
Net income (loss) from continuing operations per basic share	$(0.99)	$0.26	$(1.04)	$0.39
Net income (loss) from continuing operations per diluted share	$(0.98)	$0.21	$(1.04)	$0.34
Net income (loss) per basic share	$(0.99)	$0.24	$(1.06)	$0.34
Net income (loss) per diluted share	$(0.97)	$0.19	$(1.06)	$0.30

Basic shares	14,289,331	14,243,221	14,221,095	14,633,209
Diluted shares	14,450,864	15,242,537	14,221,095	15,275,690

CECO Environmental Corp.

Supplemental Financial Information

(unaudited)

(In thousands, except per share data)

	Three months ended		Twelve months ended
Reconciliation of GAAP operating income:	12/31/2009	12/31/2008	12/31/2009	12/31/2008
Operating (loss) income in accordance with GAAP	$(16,516)	$4,840	$(15,830)	$9,164
Goodwill impairment charge	17,110	0	17,110	0

Non-GAAP operating income	$594	$4,840	$1,280	$9,164

	Three months ended		Twelve months ended
Reconciliation of GAAP net income (loss):	12/31/2009	12/31/2008	12/31/2009	12/31/2008
Net (loss) income in accordance with GAAP	$(14,084)	$3,360	$(15,032)	$5,010
Goodwill impairment charge	17,110	—	17,110	—
Tax benefit of goodwill impairment	(2,800)	—	(2,800)	—

Non-GAAP net income (loss)	$226	$3,360	$(722)	$5,010

Per share data:
Non-GAAP net income (loss) per basic share	$0.02	$0.24	$(0.05)	$0.34
Non-GAAP net income (loss) per diluted share	$0.02	$0.19	$(0.05)	$0.30

CECO is providing the non-GAAP historical financial measures presented above as the Company believes that these figures are helpful in allowing individuals to better assess the ongoing nature of CECO’s core operations. A “non-GAAP financial measure” is a numerical measure of a company’s historical financial performance that excludes amounts that are included in the most directly comparable measure calculated and presented in the GAAP statement of operations.

Non-GAAP adjusted net income, non-GAAP operating income and non-GAAP adjusted earnings per diluted share, as we present them in the financial data included in this press release, have been adjusted to exclude the effects of our fourth quarter goodwill impairment charge and associated tax benefit. Management believes that excluding these items better reflects its operating performance as these non-GAAP figures exclude the effects of certain non-recurring or non-cash expenses. Management believes that these items are not necessarily representative of underlying trends in the Company’s performance and their exclusion provides individuals with additional information to compare the company’s results over multiple periods. Our financial statements may continue to be affected by items similar to those excluded in the non-GAAP adjustments described above, and exclusion of these items from our non-GAAP financial measures should not be construed as an inference that all such costs are unusual or infrequent.

Adjusted net income, adjusted operating income and adjusted earnings per diluted share are not calculated in accordance with GAAP, and should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Non-GAAP financial measures have limitations in that they do not reflect all of the costs associated with the operations of our business as determined in accordance with GAAP. As a result, you should not consider these measures in isolation or as a substitute for analysis of CECO’s results as reported under GAAP.

In accordance with the requirements of Regulation G issued by the Securities and Exchange Commission, the tables above present the most directly comparable GAAP financial measure and reconcile non-GAAP adjusted net income and non-GAAP adjusted earnings per diluted share to the comparable GAAP measures.